Exhibit 5.1

[Date], 2026

PayPay Corporation

Yotsuya Tower, 1-6-1 Yotsuya

Shinjuku-ku, Tokyo 160-0004

Japan

Dear Sirs and Mesdames:

We have acted as legal counsel to PayPay Corporation (the “Company”), a joint-stock corporation with limited liability organized under Japanese law (kabushiki kaisha), with respect to the laws of Japan in connection with the preparation and filing by the Company with the United States Securities and Exchange Commission (the “SEC”), under the United States Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-1 (File No. 333- [●]) (including all exhibits thereto and as amended from time to time, the “Registration Statement”), relating to the offering and sale in the United States of America (the “Offering”) of certain American Depositary Shares (the “ADSs”), representing common stock of the Company (the “Common Shares”) newly issued by the Company (including Common Shares issuable upon exercise by the underwriters of their over-allotment option) (together, the “Primary Shares”) and certain Common Shares held by SVF II Piranha (DE) LLC (the “Selling Shareholder”) (the “Secondary Shares”).

For the purposes of rendering this opinion, we have examined the following documents:

(a)	an official certificate of all matters recorded in the commercial register of the Company dated February [●], 2026;

(b)	a copy of the Articles of Incorporation of the Company effective as of February [13], 2026;

(c)	a copy of the Regulations of the Board of Directors of the Company effective as of February [13], 2026;

(d)	a copy of the Share Handling Regulations of the Company effective as of February [13], 2026;

(e)	copies of the minutes of the meetings of the Board of Directors of the Company dated [February] [13], 2026[ and [March] [2], 2026 respectively];

(f)	a copy of the minutes of the extraordinary general meeting of shareholders held on [March] [2], 2026;

(g)	a copy of the statement of decision by the representative director dated [March] [2], 2026;

(h)	a copy of the Shareholder Register (the “Shareholder Register”) of the Company effective as of [●], 2025;

(i)	a form of the Deposit Agreement (the “Deposit Agreement”) to be executed between the Company, the Bank of New York Mellon, as depositary, and holders from time to time of the ADSs;

(j)	a form of the Underwriting Agreement (the “Underwriting Agreement”) to be executed between the Company, the Selling Shareholder and the underwriters named therein (the “Underwriters”); and

(k)	a copy of the Registration Statement and all exhibits thereto.

We have also examined such certificates and other records and documents of the Company and such other matters, documents and records, and considered such questions of the laws of Japan, as we have deemed necessary or appropriate for the purpose of furnishing this opinion.

Based upon the above examination and subject to the further assumptions and qualifications set forth below, we are of the opinion that insofar as the laws of Japan, in effect as of the date hereof, are concerned, (i) the Primary Shares to be newly issued and delivered by the Company as contemplated in the Underwriting Agreement have been duly and validly authorized, and when the Primary Shares are issued and delivered by the Company in exchange for payment in full to the Company of all considerations required therefor, in the manner and on the terms and conditions described in the Underwriting Agreement and the relevant resolutions of the meeting of the Board of Directors of the Company dated [March] [2], 2026 and in accordance with the proceedings described therein, all the Primary Shares will be duly and validly issued, fully paid, and non-assessable and (ii) according to the Shareholder Register, the Secondary Shares registered in the Shareholder Register in the name of the Selling Shareholder are duly and validly issued and non-assessable.

The foregoing opinion is subject to the assumptions and qualifications set forth below:

(a)	In conducting our examination, we have assumed, without independent verification, that:

(i)	all signatures or seal impressions on any documents we reviewed are true and genuine;

(ii)	all documents submitted to us as originals are authentic and complete;

(iii)	all documents submitted to us as copies are accurate and complete and conform to the originals thereof that are authentic and complete;

(iv)	all documents submitted to us as forms will be duly and validly executed by relevant parties in such forms;

(v)	the factual matters stated in the documents we reviewed are true and correct;

(vi)

the parties, other than the Company, executing or delivering such documents were entities validly existing under the laws of the relevant jurisdictions and had the power, corporate or other, to execute or deliver such documents and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties (other than the Company) of such documents and the validity and binding effect of the due authorizations of such parties (other than the Company);

(vii)

all relevant matters would be found to be legal, valid, and binding under the applicable laws of, or not otherwise contrary to public policy or any mandatory provisions of applicable laws of, any jurisdiction other than Japan, as presently or hereafter in force or given effect;

(viii)

no agreements, contracts, instruments, or documents which may contradict or be inconsistent with, or affect the characterization or the nature of, all the documents so examined or the transactions contemplated thereunder have existed or been made between any parties to such documents so examined;

(ix)	the ADSs will be offered in the manner and on the terms and conditions described or referred to in the Registration Statement; and

(x)	the Company and the Underwriters will have taken all necessary steps to be required after the date hereof under the applicable laws and regulations.

(b)	The above opinion is subject to the qualifications and limitations set forth below:

(i)	this opinion is strictly limited to the matters expressly stated herein and may not be read as extending by implication to any matters or documents not specifically referred to herein;

(ii)

our opinion expressed herein is limited solely to the laws of Japan effective as of the date hereof and is given on the basis that it will be governed and construed in accordance with the laws of Japan, and we do not purport to express or imply any opinion with respect to the applicability or effect of the laws of any other jurisdiction;

(iii)

we have made no investigation on any laws of any jurisdiction other than Japan and neither express nor imply any opinion as to the applicability or effect of any law of any jurisdiction other than Japan. We express no opinion concerning, and assume no responsibility as to, laws or judicial decisions related to any U.S. federal laws, rules or regulations, including but not limited to any U.S. federal securities laws, rules or regulations, or any U.S. state securities or “blue sky” laws, rules or regulations; and

(iv)

in this opinion and the Registration Statement, Japanese legal terms and concepts that are expressed in the English language must be construed in accordance with Japanese law. The terms and concepts concerned may not be identical to the terms or concepts described by the equivalent English language as they exist under the laws of other jurisdictions. We do not render any opinion as to how judges qualified in a jurisdiction other than Japan would interpret Japanese legal concepts or expressions.

We hereby consent to the reference to our firm’s name under the caption “LEGAL MATTERS” in the prospectus included in the Registration Statement and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Yours sincerely,

Katsumasa Suzuki
Attorney-at-law in Japan,
Partner, Mori Hamada & Matsumoto